   Exhibit 99.2

Youngevity International, Inc. Announces Closing of Public Offering of Series D Cumulative Redeemable Perpetual Preferred Stock Offering

SAN DIEGO, September 24, 2019 /PRNewswire/ -- Youngevity International, Inc. (NASDAQ:YGYI), a leading multi-channel lifestyle company, today announced the closing of its underwritten public offering of 333,500 shares of its 9.75% Series D Cumulative Redeemable Perpetual Preferred Stock (the “Series D Preferred Stock”) (including 43,500 shares of Series D Preferred Stock pursuant to the exercise of the over-allotment option by the underwriters) at a public offering price of $25.00 per share generating gross proceeds of $8,337,500,  before deducting discount,  commissions and estimated offering expenses.

The Benchmark Company, LLC acted as sole book-running manager of the offering.

The securities described above were offered by the company pursuant to a "shelf" registration statement on Form S-3 (File No. 333-225053) previously filed with the Securities and Exchange Commission (“SEC”) on May 18, 2018, and declared effective on May 29, 2018. The offering was made only by means of a prospectus forming part of the effective registration statement. A final prospectus relating to the securities being offered has been filed with the SEC and is available on the SEC's website at www.sec.gov. Electronic copies of the final prospectus relating to the offering may be obtained from The Benchmark Company, LLC, Attn: Prospectus Department, 150 E. 58th Street, 17th floor, New York, NY 10155 or by calling 212-312-6700 or by emailing prospectus@benchmarkcompany.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Youngevity International, Inc.

Youngevity International, Inc. (NASDAQ: YGYI), is a multi-channel lifestyle company operating in 3 distinct business segments including a commercial coffee enterprise, a commercial hemp enterprise, and a multi-vertical omni direct selling enterprise.  The Company features a multi country selling network and has assembled a virtual Main Street of products and services under one corporate entity, YGYI offers products from the six top selling retail categories: health/nutrition, home/family, food/beverage (including coffee), spa/beauty, apparel/jewelry, as well as innovative services. For investor information, please visit YGYI.com. Be sure to like us on Facebook and follow us on Twitter

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These forward-looking statements are based onmanagement's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, our ability to drive revenue in our commercial coffee segment,  our ability to develop and grow our hemp commercial segment, our ability to continue our international growth, our ability to leverage our platform and global infrastructure to drive organic growth, our ability  to  return to profitability, expand our liquidity, and strengthen our balance sheet, our ability to continue to maintain compliance with the NASDAQ requirements, the acceptance of the omni-direct approach by our customers, our ability to expand our distribution, our ability to add additional products (whether developed internally or through acquisitions), and the other factors discussed in the prospectus supplement and accompanying base prospectus and our Annual Report on Form 10-K for the year ended December 31, 2018 and our subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.